WARRANT AGREEMENT
                                -----------------

         This WARRANT AGREEMENT ("Agreement"), dated as of this ___ day of ________ , 1997, by and among MOBILE MINI, INC., a Delaware corporation ("Company"), Harris Trust and Savings Bank, as Warrant Agent (the "Warrant Agent"), and PEACOCK, HISLOP, STALEY & GIVEN, INC., an Arizona corporation ("PHSG").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, in connection with (i) a public offering (the "Offering") of up to $6,900,000 in aggregate principal amount of the Company's __% Senior Subordinated Notes Due 2002 ("Notes") (including $900,000 in principal amount of additional Notes if the Underwriters' over-allotment option (the "Over-allotment Option") is exercised in full) and warrants ("Warrants") to purchase 172,500 shares (including an aggregate of 22,500 Warrants if the Over-allotment Option is exercised in full) of the common stock, $.01 par value, of the Company (the "Common Stock") pursuant to an underwriting agreement (the "Underwriting Agreement") dated _______ __, 1997, between the Company and PHSG, and (ii) the issuance of up to 172,500 Warrants to PHSG pursuant to the Underwriting Agreement (including 22,500 Warrants if the Over-allotment Option is exercised in full), the Company may issue up to 345,000 Warrants; and

         WHEREAS, each Warrant initially entitles the Registered Holder thereof to purchase one (1) share of Common Stock; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the Registered Holders thereof;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

         SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  (a) "Additional Shares of Common Stock" means all shares of Common Stock issued or issuable by the Company after the date of this Warrant, other than shares of Common Stock issuable (a) upon the exercise of warrants issued or sold prior to the date hereof and (b) upon the exercise of options issued pursuant to the Company's stock option plans in effect from time to time so long as the exercise price is not less than the Fair Value of the Common Stock on the date such options are granted.

                  (b) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share, and includes any common stock of the Company of any class or classes resulting from any reclassification or reclassifications thereof which is not limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

                  (c) "Convertible Securities" means shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  (d) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 111 West Monroe, 21E, Chicago, Illinois, 60603.

                  (e) "Current Market Price" of a share of Common Stock or of any other security as of a relevant date means: (i) the Fair Value thereof as determined in accordance with clause (ii) of the definition of Fair Value with respect to Common Stock or any other security that is not listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ, and (ii) the closing price on such date (excluding any trades which are not bona fide arm's length transactions) with respect to Common Stock or any other security that is listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ. The closing price for each day shall be (i) the last sale price of shares of Common Stock or such other security on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no shares of Common Stock or if no securities of the same class as such other security are then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if no shares of Common Stock or if no securities of the same class as such other security are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Registered Holders.

                  (f) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Exercise Price.

                  (g) "Exercise Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $___.____, subject
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

to adjustment from time to time pursuant to the provisions of Section 9 hereof, and subject to the Company's right to reduce the Exercise Price upon notice to all Registered Holders of Warrants.


                  (h) "Fair Value" means: (i) with respect to a share of Common Stock or any other security, the Current Market Price thereof, and (ii) with respect to any other property, assets, business or entity, an amount determined in good faith by the board of Directors of the Company.


                  (i) "Initial Warrant Exercise Date" shall mean as to each Warrant March 1, 1998.


                  (j) "Registered Holder" shall mean as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Section 6.

                  (k) "Transfer Agent" shall mean Harris Trust and Savings Bank, as the Company's transfer agent, or its authorized successor as such.


                  (l) "Warrant Expiration Date" shall mean 5:00 P.M. (Arizona local time) on November 1, 2002; provided that if such date shall in the State of Arizona be a holiday or a day on which banks are authorized or required to close, then 5:00 P.M. (Arizona local time) on the next following day which in the State of Arizona is not a holiday or a day on which banks are authorized or required to close. Upon notice to all Registered Holders, the Company shall have the right to extend the Warrant Expiration Date.


                  (m) "Warrant Shares" means shares of Common Stock issuable to Registered Holders pursuant to this Agreement.


                  (n)  "Warrants"  means the  150,000  Warrants  issuable in the public offering, the 22,500 Warrants issuable upon exercise of the Over-allotment Option, and the 172,500 Warrants issuable to PHSG (including an aggregate of 22,500 Warrants subject to the Over-allotment Option), and any Warrants issued in exchange or replacement of said Warrants or upon transfer thereof. The Warrants shall be denominated the "Series B Warrants" to distinguish them from any other warrants to purchase shares of Common Stock that may be outstanding from time to time.


         SECTION 2. Warrants and Issuance of Warrant Certificates.


                  (a) A Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 9.


                  (b) The Warrants included in the offering of the Notes will be detachable and separately transferable immediately from the Notes.
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
                  (c) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants sold pursuant to the Underwriting Agreement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent as part of the Units.

                  (d) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 345,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

                  (e) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no
Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder;
(iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; (v) those issued pursuant to the Option; and
(vi) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Exercise Price, the number of shares of Common Stock purchasable upon exercise of the Warrants.



         SECTION 3. Form and Execution of Warrant Certificates.

                  (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage or to the requirements of Section 2(d). The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially.

                  (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant
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
Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case of any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by
Section 4(a) hereof.

         SECTION 4. Exercise.

                  (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant Certificate for any remaining unexercised Warrants of the Registered Holder), unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Exercise Price pursuant to such Warrants. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing.

                  (b) In lieu of exercising this Warrant as specified in Section 4(a), above, a Registered Holder may from time to time at the Registered Holder's option convert this Warrant, in whole or in part, into a number of shares of Common Stock of the Company determined by dividing (A) the aggregate Fair Value of such shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such shares by (B) the Fair Value of one such share.

         SECTION 5. Reservation of Shares; Listing; Payment of Taxes; etc.

                  (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge), and that upon issuance such shares shall be listed on each national securities exchange on which the other shares of outstanding Common Stock of the Company are then listed or shall be eligible for inclusion in the Nasdaq National Market or the Nasdaq SmallCap Market if the other shares of outstanding Common Stock of the Company are so included.

                  (b) The Company covenants that if any securities to be reserved for the purpose of exercise of the Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

                  (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

                  (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.

         SECTION 6. Exchange and Registration of Transfer.

                  (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

                  (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

                  (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the registered Holder or his attorney-in-fact duly authorized in writing.

                  (d) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.


                  (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or disposed of or destroyed, at the direction of the Company.

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

                  (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.


         SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

         SECTION 8. Redemption.


         (a) On not less than thirty (30) days notice given at any time after _________ __, 199_ (the "Redemption Notice"), to Registered Holders of the Warrants being redeemed, the Warrants may be redeemed, at the option of the Company, at a redemption price of $0.05 per Warrant (the "Redemption Price"), provided the Market Price of the Common Stock receivable upon exercise of such Warrants shall exceed $_.__ (the "Target Price"), subject to adjustment as set forth in Section 8(f), below. Market Price shall mean (i) the average closing bid price of the Common Stock, for twenty (20) consecutive business days (or such other period as PHSG may consent to), ending on the Calculation Date, as reported by Nasdaq, if the Common Stock is traded on the Nasdaq SmallCap Market, or (ii) the average last reported sale price of the Common Stock, for twenty
(20) consecutive business days (or such other period as PHSG may consent to) ending on the Calculation Date, as reported by the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, or by Nasdaq, if the Common Stock is traded on the Nasdaq National Market. All Warrants must be redeemed if any are redeemed. For purposes of this
Section 8, the Calculation Date shall mean a date within 15 days of the mailing of the Redemption Notice. The date fixed for redemption of the Warrants is referred to herein as the "Redemption Date."


         (b) If the conditions set forth in Section 8(a) are met, and the Company desires to exercise its right to redeem the Warrants, it shall request the Warrant Agent to mail a Redemption Notice to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained pursuant to Section 6. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.


         (c) The Redemption Notice shall specify (i) the Redemption Price, (ii) the Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the Redemption Price paid, (iv) that the Warrant Agent will assist each Registered Holder of a Warrant in connection with the exercise thereof and
(v) that the right to exercise the Warrant shall terminate at 5:00 P.M. (Arizona time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Warrant Agent or the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.


         (d) Any right to exercise a Warrant shall terminate at 5:00 P.M. (Arizona time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Registered Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

         (e) From and after the Redemption Date, the Company shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.


         (f) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.


         SECTION 9. Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.

                  (a) Exercise Price; Adjustment of Number of Shares. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the Registered Holders shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, a number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (b)  Adjustment  of  Exercise  Price Upon  Issuance  of Common
Stock. In the event that the Company shall at any time issue or sell any Additional Shares of Common Stock or Convertible Securities, or declare any dividend or authorize any other distribution upon any class of stock of the Company payable in Additional Shares of Common Stock or Convertible Securities, and the Company shall receive consideration in respect of such issuance, sale, dividend or distribution in an amount less than the Fair Value of the securities so issued or sold or the securities with respect to which such dividend or distribution relates, then, in each such event, the Exercise Price in effect immediately prior to such issuance, sale, dividend or distribution shall be reduced to a number which shall be calculated by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, sale, dividend or distribution, multiplied by the then existing Exercise Price plus (2) the aggregate consideration, if any, received by the Company upon such issuance, sale, dividend or distribution, by (B) the total number of shares of Common Stock outstanding immediately after such issuance, sale, dividend or distribution. In case at any time on or after the date hereof, the Company shall declare any dividend, or authorize any other distribution, upon any stock of the Company of any class, payable in Additional Shares of Common Stock or by the issuance of Convertible Securities, such declaration or distribution shall be deemed to have been issued or sold (as of the record date) without consideration. For purposes of this
Section 9, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 9.

                  (c) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company, or any or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Registered Holders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant upon exercise of this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such cash, shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and in any such case appropriate provision shall be made with respect to the rights and interests of the Registered Holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock securities or assets thereafter deliverable upon the exercise hereof.

                  (d) Company to Prevent Dilution. In case at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Section 9, and which might materially and adversely effect the exercise rights of the Registered Holders under this Warrant, the Board of Directors of the Company shall, cause an appropriate adjustment to the Exercise Price and the number of shares purchasable upon exercise of the Warrants, so as to preserve, without dilution, the exercise rights of the Registered Holders.

                  (e) Stock Splits and Reverse Splits. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the

Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

                  (f) Dissolution, Liquidation and Wind-Up. In case the Company shall, at any time prior to the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Registered Holders shall be entitled, upon the exercise of this Warrant, to receive, in lieu of the shares of Common Stock of the Company which such Registered Holders would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such Registered Holders upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Company, had such Registered Holders been the holders of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution. After any such dissolution, liquidation or winding up which shall result in any cash distribution in excess of the Exercise Price provided for by this Warrant, the Registered Holders may, at each such Registered Holder's option, exercise the same without making payment of the Exercise Price, and in such case the Company shall, upon the distribution to said Registered Holders, consider that said Exercise Price has been paid in full to it and in making settlement to said Registered Holders, shall deduct from the amount payable to such Registered Holders an amount equal to such Exercise Price.

                  (g) Adjustment Certificate. In each case of an adjustment in the number of shares of Common Stock or other stock, securities or property receivable on the exercise of the warrants, the Board of Directors of the Company and the Company's Chief Financial Officer shall compute such adjustment in accordance with the terms of this Warrant and prepare and duly execute and deliver to the Registered Holders a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

         SECTION 10. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of Warrants. With respect to any fraction of a share called for upon exercise hereof, such fraction shall be rounded to the nearest whole share. A fraction of one-half shall be rounded up to the next highest integer.

         SECTION 11. Notices of Stock Dividends, Subscriptions,
                     Reclassifications, Consolidations, Mergers, etc.

         If at any time: (i) the Company shall declare a cash or stock dividend (or an increase in the then existing dividend rate), or declare a dividend on Common Stock payable otherwise than in cash out of its net earnings after taxes for the prior fiscal year, or (ii) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (iii) there shall be any capital reorganization, or reclassification, or redemption of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or firm; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give to the Registered Holders at the addresses of such Registered Holders as shown on the books of the Company, at least twenty (20) days prior to the applicable record date hereinafter specified, a written notice summarizing such action or event and stating the record date for any such dividend or rights (or, if a record date is not to be selected, the date as of which the holders of
Common Stock of record entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for cash (or cash equivalent), securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

         SECTION  12.  Warrant  Holders  Not Deemed  Stockholders.  No holder of
Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscriptions rights, until such holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         SECTION 13. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

         SECTION 14. Agreement of Warrant Holders. Every holder of a Warrant, by his acceptance thereof,consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

                  (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

                  (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in
Section 7 hereof.

         SECTION 15. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel the Warrant Certificate or Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for transfer or exchange.

         SECTION 16. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

         The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties,
(ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

         The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or
Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

         The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.


         The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate of the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company that is a registered transfer agent under the Securities Exchange Act of 1934. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.


         Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

         The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         SECTION 17.  Modification  of Agreement.  Subject to the  provisions of
Section 4(b), the parties hereto and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Warrants which are to be governed by this Agreement resulting from a subsequent public offering of Company securities which includes Warrants having the same terms and conditions as the Warrants originally covered by or subsequently added to this Agreement under this Section 15; or (iii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Exercise Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

         SECTION 18. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 1834 West Third Street, Tempe, Arizona 85281, attention: Lawrence Trachtenberg, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at its Corporate Office; if to PHSG, at 2999 North 44th Street, Suite 100, Phoenix, Arizona 85004-1098; attention: Tom Thomas.

         SECTION 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to principles of conflict of laws.

         SECTION 20. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

         SECTION 21. Termination. This Agreement shall terminate at the close of business on the earlier of the Warrant Expiration Date or the date upon which all Warrants (including the warrants issuable upon exercise of the Option) have been exercised, except that the Warrant

Agent shall  account to the Company  for cash held by it and the  provisions  of
Section 14 hereof shall survive such termination.

         SECTION 22. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.



         SECTION 23. Lockup. Notwithstanding anything in this Agreement to the contrary, the Warrants (and related Warrant Certificates) issued to PHSG pursuant to this Agreement and in accordance with the terms of the Underwriting Agreement shall bear a restrictive legend that provides that the Warrant shall not be sold, transferred, assigned, pledged or hypothecated for a period of one
(1) year following the effective date of the Offering; provided, however, that such Warrants may be transferred to such persons or entities as provided by Rule 2710 of the National Association of Securities Dealers.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       MOBILE MINI, INC.



                                       By:
                                           ---------------------------------

                                       Its:
                                           ---------------------------------


                                       HARRIS TRUST AND SAVINGS BANK



                                       By:
                                           ---------------------------------
                                                Authorized Officer


                                       PEACOCK, HISLOP, STALEY & GIVEN, INC.



                                       By:
                                           ---------------------------------

                                    EXHIBIT A

                      [FORM OF FACE OF WARRANT CERTIFICATE]



No. W-SB-                                                           ___ Warrants



                           VOID AFTER November 1, 2002

                        SERIES B WARRANT CERTIFICATE FOR
                            PURCHASE OF COMMON STOCK


                                MOBILE MINI, INC.



                  This certifies that FOR VALUE RECEIVED ___________________ or registered assigns (the "Registered Holder") is the owner of the number of Warrants specified above. Each Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value ("Common Stock"), of Mobile Mini, Inc., a Delaware corporation (the "Company"), at any time between March 1, 1998 and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Haris Trust and Savings Bank as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $__.__ (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated _______________ ___, 1997 by and among the Company, the Warrant Agent and Peacock, Hislop, Staley & Given, Inc.


                  In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.


                  The term "Expiration Date" shall mean 5:00 P.M. (Arizona local time) on November 1, 2002 or such earlier date as the Warrants shall be redeemed. If such date shall in the State of Arizona be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (Arizona local time) the next following day which in the State of Arizona is not a holiday or a day on which banks are authorized to close.


                  The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any applicable transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Arizona.

                  This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers hereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                             MOBILE MINI, INC.


Dated:                                  By:
                                             -----------------------------------

                                        Its:
                                             -----------------------------------

[seal]



Countersigned:

Harris Trust & Savings Bank, Warrant Agent


By:
     ---------------------------------
               Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants


                  The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                            ------------------------
                            ------------------------
                            ------------------------
                            ------------------------
                     [please print or type name and address]


and be delivered to





                            ------------------------
                            ------------------------
                            ------------------------
                            ------------------------
                     [please print or type name and address]


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                  The undersigned represents that the exercise of the Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed for purposes of any applicable fee calculation that the exercise was solicited by Peacock, Hislop, Staley & Given, Inc.


                                        ----------------------------------------
                                             (Name of NASD Member)

Dated:                                       X
       ------------                            ---------------------------------


                                        ----------------------------------------

                                        ----------------------------------------
                                             Address




                                        ----------------------------------------
                                             Taxpayer Identification Number



                                        ----------------------------------------
                                             Signature Guaranteed


                                        ----------------------------------------


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                   ASSIGNMENT


                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                  OF TRANSFEREE


                            ------------------------
                            ------------------------
                            ------------------------
                            ------------------------
                     [please print or type name and address]


                of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                  X
       ------------                          -----------------------------------

                                             Signature Guaranteed



                                             -----------------------------------


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.
                                       A-6